© 2010 Coinstar, Inc. All Rights Reserved 1 Investor Update May 26, 2010 © 2010 Coinstar, Inc. All Rights Reserved Exhibit 99.2

This presentation contains statements considered forward-looking for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors, including those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Coinstar, Inc. assumes no obligation and does not intend to update these forward-looking statements.
Safe Harbor for Forward-Looking Statements
© 2010 Coinstar, Inc. All Rights Reserved. These materials may not be reproduced, altered or distributed without the express written consent of Coinstar, Inc.

DVD Kiosks 7,000 to 8,000
Coin Kiosks 0
DVD $1,145 to $1,205
Coin $265 to $285
Money Transfer $95 to $105
Total $1,505 to $1,595
2010 Q2 and Full Year Guidance*
As of May 26, 2010
© 2010 Coinstar, Inc. All Rights Reserved. These materials may not be reproduced, altered or distributed without the express written consent of Coinstar, Inc.
3
Full Year – Revenue by Segment
(in millions)
DVD $115 to $125
Coin – New $8 to $10
Coin – Maintenance $10 to $13
Money Transfer $3 to $4
Corporate/Other $15 to $20
Total $151 to $172
Adjusted EBITDA from continuing
operations * *
(in millions)
$270 to $285
EPS from continuing operations $1.74 to $1.86
Shares Outstanding  (in millions)
32.6 to 33.0
Estimated Effective Tax Rate 40.0%
Free Cash Flow from continuing
operations ** * (in millions)
$60 to $80
Capital Expenditures from Continuing
Operations (in millions)
Full Year – Other
Full Year – Installations, net
* After affecting for the sale of the E-Pay Business announced May 26, 2010.
** Adjusted
EBITDA from continuing operations is defined as earnings before net interest expense, income taxes, depreciation, amortization and certain other non-
cash charges including the write-off from early retirement of debt, and stock-based compensation and share-based expenses from continuing operations.
*** Free cash flow from continuing operations is defined as net cash provided by operating activities from continuing operations less capital expenditures from continuing operations.
Revenue   (in millions)
$363 to $383
Adjusted EBITDA from continuing
operations **  (in millions)
$57 to $62
EPS from continuing operations $0.28 to $0.32
Q2 2010 Guidance